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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934




                                December 20, 2000
              ---------------------------------------------------

                Date of Report (Date of earliest event reported)




                       Illinois Superconductor Corporation
              ---------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Delaware                       0-22302                 36-3688459
   --------------------               ------------              ----------
(State or other jurisdiction    (Commission File Number)      (IRS Employer
     of incorporation)                                     Identification No.)


          451 Kingston Court, Mt. Prospect, Illinois             60056
        ----------------------------------------------------------------
         (Address of principal executive offices)              (Zip Code)




                                 (847) 391-9400
                        ---------------------------------
                         (Registrant's telephone number)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On December 20, 2000, pursuant to an agreement dated November 1, 2000 (the "LMC Agreement"), the Company, through Illinois Superconductor Canada Corporation ("ISC Canada"), a wholly-owned subsidiary of the Company, acquired certain assets related to the Adaptive Notch Filtering ("ANF") business unit of Lockheed Martin Canada, Inc. ("LMC"), in exchange for 2,500,000 shares of common stock of the Company (the "Transaction"). LMC has developed a technology designed to monitor and suppress sources of narrow-band interference that can reduce quality and capacity of CDMA-based wireless systems (the "ANF Business"). In connection with the Transaction, Daniel Spoor, the President of Lockheed Martin Canada Inc., has been appointed to be a member of the Company's Board of Directors.

         Pursuant to the LMC Agreement, ISC Canada purchased inventory and equipment, books and records and other assets necessary to operate the ANF Business. ISC Canada also purchased all of LMC's right, title and interest in and to certain patents, patent applications and other intellectual property listed in the LMC Agreement or necessary for the conduct of the ANF Business. Pursuant to the LMC Agreement, ISC Canada purchased and agreed to assume all of LMC's rights and interests in a purchase contract with Bell Mobility Canada ("Bell Mobility"), pursuant to which ISC Canada will develop and sell ANF products to Bell Mobility.

         In connection with the Transaction, pursuant to a Registration Rights Agreement between the Company, ISC Canada, and LMC ("Registration Rights Agreement"), the Company has agreed to file, within 60 days of the closing of the Transaction (the "Closing"), a registration statement with respect to the shares of the Company's Common Stock issued to LMC, and to use commercially reasonable best efforts to cause such registration statement to be promptly declared effective. Each of the Company and ISC Canada, on the one hand, and LMC, on the other, will, with limitations, indemnify and hold the other harmless against any damages to which it becomes liable under federal or state securities laws as a result of the other's acts or omissions. If, more than one year after the Closing, the Company proposes to register any of its securities under the Securities Act, and the registration form to be used may be used for the registration of the Company's common stock for resale, the Company will promptly notify LMC of its intention to effect such a registration and, subject to certain limitations, will include in the registration the shares of Company common stock issued to LMC pursuant to the LMC Agreement which may not be resold by the holder thereof under Rule 144.

         Pursuant to the LMC Agreement, LMC has agreed to indemnify ISC Canada, the Company, their respective Affiliates (as defined in the LMC Agreement) and their respective directors, officers, employees and agents against, and to hold them harmless from, certain liabilities arising out of any breach by LMC of any representation, warranty or covenant of LMC in the LMC Agreement or any other document delivered by LMC pursuant to the LMC Agreement, to the extent that and only for so long as such representation, warranty or covenant survives the Closing.

         The Company and ISC Canada have agreed to indemnify LMC and certain related parties for certain liabilities arising out of the Company's or ISC Canada's breach of any representation, warranty or covenant of the Company in the LMC Agreement or any other document delivered by the Company or ISC Canada pursuant to the LMC Agreement, to the extent that and only for so long as such representation, warranty or covenant survives the Closing.

         Except as described in the next following sentence, each party's liability with respect to any breach by such party of a representation, warranty or covenant contained in the LMC Agreement which survives the Closing shall be limited to $3,500,000. This limitation of liability will not apply in respect of any representation or warranty which was known by a party to be untrue as of the date of the LMC


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Agreement or which became untrue as a result of an unlawful, grossly negligent or intended violation of the provisions of the Agreement by such party or any of its Affiliates.

         The description of the Transaction contained herein is qualified in its entirety by reference to the LMC Agreement and the related Exhibits and Attachments, all of which are included as an exhibit to this current report on Form 8-K.

         The Transaction is subject to certain risks, including the risk that the Company will not be able to successfully integrate the ANF Business into its existing business.

ITEM 5.  OTHER EVENTS.

         On December 29, 2000, holders of our senior convertible notes converted $14,354,778 in principal amount of such notes plus accrued interest into 63,283,309 shares of common stock.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Business Acquired

                  To be filed not later than March 5, 2000.

         (b)      Pro Forma Financial Information

                  To be filed not later than March 5, 2000.

         (c)      Exhibits.

         Exhibit 2.1 Transaction Agreement, dated November 1, 2000, by and among the Company, Illinois Superconductor Canada Corporation and Lockheed Martin Canada, Inc.



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                  ILLINOIS SUPERCONDUCTOR CORPORATION


                  By: /s/  CHARLES WILLES
                     ---------------------------------------
                     Charles Willes, Chief Financial Officer




Dated: January 4, 2001

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                             INDEX TO EXHIBITS

EXHIBIT
NUMBER                            EXHIBIT
-------        ---------------------------------------------



2.1 Transaction Agreement, dated November 1, 2000, by and among the Company, Illinois Superconductor Canada Corporation and Lockheed Martin Canada, Inc.